Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contacts:
Ira Lamel/Mary Anthes	Jeremy Fielding/Paige Gruman
The Hain Celestial Group, Inc.	Kekst and Company
631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
THIRD QUARTER RESULTS

Core U.S. Business Posts Solid Results

Focus on Challenges in Europe and Protein

Melville, NY, May 4, 2009—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company, today reported results for the third quarter ended March 31, 2009.  The Company reported third quarter net sales of $267.7 million versus the prior year’s third quarter sales of $264.6 million. Sales in the quarter would have been $12.7 million higher without the effects of foreign exchange rate changes between the periods, or 6% higher on a year-over-year basis. Net loss in the third quarter was $41.2 million, or $1.01 per share, on a GAAP basis, driven by the Company taking an estimated after-tax non-cash impairment charge of $48.4 million against goodwill and intangible assets related to the Company’s European and Hain Pure Protein’s (HPP) reporting units. On a non-GAAP basis1, adjusted net income was $12.5 million, or $0.31 per share, in the third quarter this year.

“Hain Celestial’s U.S. business delivered a solid quarter as health conscious consumers remain committed to natural and organic products even in tough economic times. The macroeconomic conditions in this past quarter—and particularly at the beginning of the calendar year—led to sales being challenged by reduced inventories and by consumers using their pantry goods.  However, we believe that, as the quarter progressed, our strong brand portfolio and innovative range of healthy products offered through various distribution channels at reasonable prices provided consumers with the core goods they need for a healthy lifestyle. Their response was encouraging.  Our results also reflect the sharp emphasis we continue to place on cost containment and productivity initiatives,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.

______________________

1   See Reconciliation of GAAP Results to Non-GAAP Presentation Table

“At the same time, we continue to improve our business, and focus on the challenges in our European and protein operations.  In Europe, we are encouraged by recent business wins at our Fakenham facility in the United Kingdom in light of the challenges we have faced, including the under-utilization of the plant.  New volume will be coming into the plant starting very soon as we produce new frozen meat-free and dessert products.  In late April, HPP’s Kosher Valley™ brand commenced production of natural, antibiotic-free, vegetarian-fed kosher poultry products at the Plainville facility,” commented Irwin Simon.

On a GAAP basis gross margin was 23.5% in the third quarter versus 26.0% in the prior year quarter.  If not for the Company’s lower margin HPP joint venture with its current mix of commodity versus antibiotic-free mix, gross margin would have been 485 basis points higher this year at 28.3%, versus 126 basis points higher last year at 27.2%.  The Company is in the process of de-emphasizing sales of conventional turkey and chicken products while it focuses on antibiotic-free products to improve its mix of sales for future periods.

Adjusted selling, general and administrative expenses declined as a percentage of sales to 17.8% in this year’s quarter, compared to 18.4% in the prior year quarter. This reduction comes from the Company’s continued successful focus on its cost structure and from productivity initiatives.  On a GAAP basis the selling, general and administrative expenses as a percentage of sales was 18.7% in this year’s quarter compared to 19.4% in the prior year quarter.

Interest and other expense, net includes interest expense of $3.4 million in the third quarter this year compared to $3.2 million for the prior year quarter.  Also included is the minority interest share of the results of our protein operations, amounting to $(3.4) million in this year’s quarter compared to $0.3 million in the prior year quarter.  The remaining items of other expense in the current year quarter include foreign exchange and the settlement of a pre-acquisition contingency which could not be estimated or accrued at the time of the acquisition in 2003.

The Company recorded an estimated non-cash impairment charge aggregating $52.6 million ($48.4 million after-tax, or $1.19 per share) from the write-down of goodwill and other intangibles in its European and its Hain Pure Protein operations.  This non-cash charge had no impact on the Company’s compliance with financial covenants under its debt obligations.

The Company’s balance sheet remains strong, with $255.6 million in working capital and a current ratio of 2.8 at March 31, 2009.  Debt as a percentage of equity was 42.5%, with equity at $685.7 million. Operating free cash flow in the third quarter this year was $3.7 million compared to $6.8 million in the prior year quarter. The Company’s cash balance at March 31, 2009 was $27.8 million after reducing outstanding debt by $28.5 million in the quarter.

“In an exceptionally tough operating environment, the Company drove growth in the natural, mass market and specialty channels, while we delivered on productivity and efficiencies.  These initiatives, which, coupled with strategic pricing actions, position the Company for future growth,” concluded Irwin Simon.

Fiscal Year 2009 Guidance
The Company updated its fiscal year 2009 guidance and narrowed the range to $1.162 to $1.170 billion in sales and $1.25 to $1.30 earnings per share excluding the impairment and other adjustments. The earnings guidance is before deducting $0.10 per share in stock compensation expense to amortize equity grants.

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Daylight Time today to review its third quarter fiscal year 2009 results.  The event will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Hain Pure Foods®, FreeBird™, Plainville Farms®, Kosher Valley™, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies® and TenderCare®.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy; our ability to effectively integrate our acquisitions; competition; availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contacts and secure new customers;  changes in customer preferences and consumption; international sales and operations; changes in  fuel and commodity costs; the impact of foreign exchange; the resolution of the SEC inquiry and litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2008.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$27,784	$58,513
Trade receivables, net	128,595	118,867
Inventories	204,599	175,667
Deferred income taxes	13,277	12,512
Other current assets	26,401	27,482
Total current assets	400,656	393,041

Property, plant and equipment, net	142,336	159,089
Goodwill, net	454,197	550,238
Trademarks and other intangible assets, net	154,366	136,861
Other assets	18,714	20,155
Total assets	$1,170,269	$1,259,384

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$140,045	$145,186
Income taxes payable	4,735	907
Current portion of long-term debt	289	222
Total current liabilities	145,069	146,315

Deferred income taxes	17,198	26,524
Other noncurrent liabilities	2,158	5,012
Long-term debt, less current portion	291,044	308,220
Total liabilities	455,469	486,071

Minority Interest	29,134	30,502

Stockholders' equity:
Common stock	415	411
Additional paid-in capital	500,474	488,650
Retained earnings	211,020	237,008
Treasury stock	(15,518)	(15,473)
Accumulated other comprehensive income (loss)	(10,725)	32,215
Total stockholders' equity	685,666	742,811

Total liabilities and stockholders' equity	$1,170,269	$1,259,384

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
	(Unaudited)

Net sales	$267,723	$264,632	$872,601	$778,110
Cost of sales	204,933	195,910	664,722	561,393
Gross profit	62,790	68,722	207,879	216,717

SG&A expenses	49,954	51,291	160,636	151,719
Impairment of goodwill and intangibles	52,567	-	52,567	-

Operating income (loss)	(39,731)	17,431	(5,324)	64,998

Interest and other expenses, net	1,072	3,528	10,925	8,799
Income (loss) before income taxes	(40,803)	13,903	(16,249)	56,199
Income tax provision	347	5,588	9,739	21,482
Net income (loss)	$(41,150)	$8,315	$(25,988)	$34,717

Basic net income (loss) per share	$(1.01)	$0.21	$(0.64)	$0.87

Diluted net income (loss) per share	$(1.01)	$0.20	$(0.63)	$0.83

Weighted average common shares outstanding:
Basic	40,555	40,101	40,415	40,058
Diluted	40,672	41,588	41,065	41,837

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009 GAAP	Adjustments	2009 Adjusted	2008 Adjusted
	(Unaudited)
Net sales	$267,723		$267,723	$264,632
Cost of Sales	204,933	$(5,780)	199,153	188,102
Gross profit	62,790	5,780	68,570	76,530

SG&A expenses	49,954	(2,191)	47,763	48,610
Impairment of goodwill and intangibles	52,567	(52,567)	-	-

Operating income (loss)	(39,731)	60,538	20,807	27,920

Interest and other expenses, net	1,072	191	1,263	3,528
Income (loss) before income taxes	(40,803)	60,347	19,544	24,392

Income tax provision	347	6,727	7,074	9,595
Net income (loss)	$(41,150)	$53,620	$12,470	$14,797

Basic net income (loss) per share	$(1.01)	$1.32	$0.31	$0.37

Diluted net income (loss) per share	$(1.01)	$1.32	$0.31	$0.36

Weighted average common shares outstanding:
Basic	40,555		40,555	40,101
Diluted	40,672		40,672	41,588

	FY 2009		FY 2008
	Impact on Income before income taxes	Impact on Income tax provision	Impact on Income before income taxes	Impact on Income tax provision
	(Unaudited)
Start-up and integration costs related to the Company's Kosher Valley poultry operations	$2,300	$883

Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations and, in 2009, unabsorbed overhead resulting from expiration of a co-pack agreement with the prior owner	1,532	429	$1,796	$685

SKU rationalization, severance and other reorganization costs	1,011	378	6,012	2,296

Other items	937	358
Cost of sales	5,780	2,048	7,808	2,981

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices, net of insurance recovery	(2,303)	(861)	682	261

Stock compensation expense	1,558	583	(459)	(174)

Severance and other reorganization costs	1,946	728	2,458	939

Other items	990	370
SG&A expenses	2,191	820	2,681	1,026

Impairment of goodwill and intangibles	52,567	4,153	-	-

Other (income) expenses, net	(191)	(294)

Interest and other expenses, net	(191)	(294)	-	-

Total adjustments	$60,347	$6,727	$10,489	$4,007

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2009 GAAP	Adjustments	2009 Adjusted	2008 Adjusted
	(Unaudited)
Net sales	$872,601		$872,601	$778,110
Cost of Sales	664,722	$(12,304)	652,418	550,428
Gross profit	207,879	12,304	220,183	227,682

SG&A expenses	160,636	(11,649)	148,987	144,710
Impairment of goodwill and intangibles	52,567	(52,567)	-	-

Operating income (loss)	(5,324)	76,520	71,196	82,972

Interest and other expenses, net	10,925	(834)	10,091	10,801
Income (loss) before income taxes	(16,249)	77,354	61,105	72,171

Income tax provision	9,739	12,571	22,310	27,512
Net income (loss)	$(25,988)	$64,783	$38,795	$44,659

Basic net income (loss) per share	$(0.64)	$1.60	$0.96	$1.11

Diluted net income (loss) per share	$(0.63)	$1.58	$0.94	$1.07

Weighted average common shares outstanding:
Basic	40,415		40,415	40,058
Diluted	41,065		41,065	41,837

	FY 2009		FY 2008
	Impact on Income before income taxes	Impact on Income tax provision	Impact on Income before income taxes	Impact on Income tax provision
	(Unaudited)
Start-up and integration costs related to the Company's Kosher Valley poultry operations	$2,300	$883

Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations and, in 2009, unabsorbed overhead resulting from expiration of a co-pack agreement with the prior owner	6,647	1,862	$4,953	$1,858

SKU rationalization, severance and other reorganization costs	1,699	602	6,012	2,296

Impact of co-pack pricing agreement related to acquisition of turkey processing facility	721	277

Other items	937	358
Cost of sales	12,304	3,982	10,965	4,154

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices, net of insurance recovery	1,416	530	4,695	1,777

Stock compensation expense	4,455	1,666	(144)	(56)

Legal settlement	1,350	505

Severance and other reorganization costs	3,438	1,268	2,458	939

Other items	990	370
SG&A expenses	11,649	4,339	7,009	2,660

Impairment of goodwill and intangibles	52,567	4,153	-	-

Other (income) expenses, net	834	97

Gain on the sale of the Company's investment in a rice cake manufacturing joint venture in Belgium recorded in the first quarter of FY 2008			(2,002)	(784)
Interest and other expenses, net	834	97	(2,002)	(784)

Total adjustments	$77,354	$12,571	$15,972	$6,030